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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                             AMENDED CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                         Date of Report: June 28, 1995
                   Amendment to Form 8-K dated June 14, 1995

                           -------------------------

                        CHURCH LOANS & INVESTMENTS TRUST
               (Exact name of Registrant as specified in charter)

           Texas                           0-8117             75-6030254
- -------------------------------         ------------     ----------------------
(State or other jurisdiction of          (Commission        (I.R.S. Employer
incorporation or organization)           File Number)     Identification Number)



                                 5305 I-40 West
                             Amarillo, Texas 79106
                                  806-358-3666
               (Address, including zip code and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

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Item 4.  Changes in Registrant's Certifying Accountants

     KPMG Peat Marwick LLP was previously the principal accountants for Church Loans & Investments Trust ("the Trust"). As of June 1, 1995, KPMG Peat Marwick LLP sold its Amarillo, Texas office to Clifton, Gunderson & Co. Therefore, on June 14, 1995 the Trust dismissed KPMG Peat Marwick LLP as the Trust's independent auditors. The decision to change accountants was approved by the Board of Trust Managers.

     The KPMG Peat Marwick LLP report on the financial statements for the past two fiscal years did not contain any adverse opinion, disclaimer of opinion, nor any qualification or modification as to uncertainty, audit scope, or accounting principles.

     Furthermore, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in regard to the audits of the fiscal years ended March 31, 1994 and March 31, 1995 and the subsequent interim period through June 14, 1995. A letter from KPMG Peat Marwick LLP is attached as Exhibit "A".

     The Board of Trust Managers engaged Clifton, Gunderson & Co., independent certified public accountants, on June 14, 1995, as the auditors of the financial statements of the Trust for the fiscal year ending March 31, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHURCH LOANS & INVESTMENTS TRUST

Date:  June 28, 1995                        By: /s/ B. R. McMorries
                                                -------------------
                                                    B. R. McMorries,
                                                    Chairman of the
                                                    Board of Trust Managers



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